EXHIBIT 23.1

                   WILLIAMS & WEBSTER, P.S.
                 CERTIFIED PUBLIC ACCOUNTANTS
                   Seafirst Financial Center
                 601 W. Riverside, Suite 1940
                      Spokane, WA   99201
                        (509) 838-5111
                      FAX (509) 838-5114
            E-mail: wwpcpas@williams - webster.com

            CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
First American Scientific Corp.
Vancouver, British Columbia

We consent to the use of our audit report dated May 11, 2000, on the financial statements of First American Scientific Corp. as of March 31, 2000, for the filing with and attachment to the Form
S-8.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 27, 2000